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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Baker Hughes Incorporated on Form S-3 of our reports dated November 16, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended September 30, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

October 10, 1995